As filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-127722

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

i2 TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2294945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One i2 Place

11701 Luna Road

Dallas, TX 75234

469.357.1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert C. Donohoo

Senior Vice President, General Counsel and Secretary

11701 Luna Road

Dallas, TX 75234

469.357.1000

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Bruce B. Wood, Esq.

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112

212.698.3500

Approximate date of commencement of proposed sale to the public:    At such time or times on and after this Registration Statement becomes effective as the selling stockholder may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment is to file exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by our company in connection with the distribution of the shares of common stock being registered are as follows:

Amount (1)
Securities and Exchange Commission Registration Fee	$20,155
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	7,500
Printing and Engraving Expenses	5,000
Miscellaneous Fees and Expenses	1,000

Total	$83,655

(1)	All amounts are estimates except the SEC filing fee.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Ten of our restated certificate of incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, none of our directors shall be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director.

Section 6.1 of our amended and restated bylaws further provides that we shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent. We have entered into indemnification agreements with each of our directors and executive officers. We also maintain officers’ and directors’ liability insurance.

Item 16. Exhibits

Exhibit No.	Document
4.1*	Specimen Common Stock certificate (filed as Exhibit 4.1 to i2’s Registration Statement on Form S-1 (Reg. No. 333-1752)).

4.2*	Rights Agreement, dated as of January 17, 2002, between i2 and Mellon Investor Services LLC, which includes the form of Certificate of Designation for the Series A junior participating preferred stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A preferred Stock as Exhibit C (filed as Exhibit 4 to i2’s Current Report on Form 8-K filed on January 22, 2002).

4.3*	Preferred Stock Purchase Agreement, dated as of April 27, 2004, by and between i2 and R2 Investments, LDC (filed as Exhibit 4.1 to i2’s Current Report on Form 8-K filed on May 4, 2004).

4.4*	First Amendment to Rights Agreement, dated as of April 27, 2004, between i2 and Mellon Investor Services, LLC (filed as Exhibit 4.2 to i2’s Current Report on Form 8-K filed on May 4, 2004).

4.5*	Second Amendment to Rights Agreement, dated as of April 28, 2004, between i2 and Mellon Investor Services LLC (filed as Exhibit 4.1 to i2’s Current Report on Form 8-K filed on May 14, 2004).

4.6*	Registration Rights Agreement, dated as of June 3, 2004, by and between i2 and R2 Investments, LDC and any person or entity to whom rights under such agreement are transferred pursuant to Section 9(e) thereof (filed as Exhibit 10.2 to i2’s Current Report on Form 8-K filed on June 14, 2004).

4.7*	Common Stock Purchase Agreement, dated June 28, 2005, between i2 and R2 Investments, LDC (filed as Exhibit 10.1 to i2’s Current Report on Form 8-K filed on June 29, 2005).

5.1+	Opinion of Dechert LLP.

23.1+	Consent of Dechert LLP (included in Exhibit 5.1).

23.2+	Consent of Deloitte & Touche LLP.

24.1**	Power of Attorney (included on signature page).

*	Incorporated herein by reference to the indicated filing.
**	Previously filed.
+	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion if its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 30th day of September, 2005.

i2 TECHNOLOGIES, INC.

By:	/s/ Michael E. McGrath
Michael E. McGrath
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael E. McGrath	President, Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2005
Michael E. McGrath

/s/ Michael J. Berry	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2005
Michael J. Berry

*	Chairman of the Board of Directors	September 30, 2005
Sanjiv S. Sidhu

*	Director	September 30, 2005
Harvey B. Cash

*	Director	September 30, 2005
Robert L. Crandall

*	Director	September 30, 2005
Randy Eisenman

*	Director	September 30, 2005
Richard L. Clemmer

*	Director	September 30, 2005
Michael S. Diament

*	Director	September 30, 2005
Lloyd G. Waterhouse

*	Director	September 30, 2005
Jackson L. Wilson, Jr.

*	Director	September 30, 2005
Stephen P. Bradley

*By:	/s/ Michael E. McGrath
Michael E. McGrath
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
4.1*	Specimen Common Stock certificate (filed as Exhibit 4.1 to i2’s Registration Statement on Form S-1 (Reg. No. 333-1752)).

4.2*	Rights Agreement, dated as of January 17, 2002, between i2 and Mellon Investor Services LLC, which includes the form of Certificate of Designation for the Series A junior participating preferred stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A preferred Stock as Exhibit C (filed as Exhibit 4 to i2’s Current Report on Form 8-K filed on January 22, 2002).

4.3*	Preferred Stock Purchase Agreement, dated as of April 27, 2004, by and between i2 and R2 Investments, LDC (filed as Exhibit 4.1 to i2’s Current Report on Form 8-K filed on May 4, 2004).

4.4*	First Amendment to Rights Agreement, dated as of April 27, 2004, between i2 and Mellon Investor Services, LLC (filed as Exhibit 4.2 to i2’s Current Report on Form 8-K filed on May 4, 2004).

4.5*	Second Amendment to Rights Agreement, dated as of April 28, 2004, between i2 and Mellon Investor Services LLC (filed as Exhibit 4.1 to i2’s Current Report on Form 8-K filed on May 14, 2004).

4.6*	Registration Rights Agreement, dated as of June 3, 2004, by and between i2 and R2 Investments, LDC and any person or entity to whom rights under such agreement are transferred pursuant to Section 9(e) thereof (filed as Exhibit 10.2 to i2’s Current Report on Form 8-K filed on June 14, 2004).

4.7*	Common Stock Purchase Agreement, dated June 28, 2005, between i2 and R2 Investments, LDC (filed as Exhibit 10.1 to i2’s Current Report on Form 8-K filed on June 29, 2005).

5.1+	Opinion of Dechert LLP.

23.1+	Consent of Dechert LLP (included in Exhibit 5.1).

23.2+	Consent of Deloitte & Touche LLP.

24.1**	Power of Attorney (included on signature page).

*	Incorporated herein by reference to the indicated filing.
**	Previously filed.
+	Filed herewith.